                                                           EXHIBIT 2.1





                                   EXHIBIT A





                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                      STATE FINANCIAL SERVICES CORPORATION

                                   WBAC, INC.

                                      and

                           WATERFORD BANCSHARES, INC.

                                 April 12, 1995

                               TABLE OF CONTENTS

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                                                      ARTICLE I

                                                     THE MERGER
       1.01     The Merger                                                                      1
       1.02     Effective Time                                                                  1
       1.03     Effect of the Merger                                                            2
       1.04     Articles of Incorporation; By-Laws                                              2
       1.05     Directors and Officers                                                          2
       1.06     Taking Necessary Action; Further Action                                         2
       1.07     The Closing                                                                     2


                                                      ARTICLE II

                                                CONVERSION OF SECURITIES

       2.01     Conversion of Securities                                                        3
       2.02     Dissenting Shares                                                               5
       2.03     Exchange of Certificates                                                        6
       2.04     Stock Options                                                                   7


                                                      ARTICLE III

                                     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       3.01     Organization and Qualification; Subsidiaries                                    8
       3.02     Articles of Incorporation; By-Laws                                             10
       3.03     Capitalization                                                                 10
       3.04     Authority; Vote Required                                                       11
       3.05     No Conflict; Required Filings and Consents                                     11
       3.06     Permits; Compliance                                                            12
       3.07     Reports; Financial Statements                                                  13
       3.08     Absence of Certain Changes or Events                                           14
       3.09     Absence of Litigation                                                          15
       3.10     Contracts; No Default                                                          15
       3.11     Employee Benefit Plans; Labor Matters                                          16
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                                       i

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
       3.12     Taxes                                                                          17
       3.13     Intellectual Property Rights                                                   18
       3.14     Certain Business Practices and Regulations                                     18
       3.15     Insurance                                                                      18
       3.16     Brokers                                                                        18
       3.17     Title to Properties                                                            18
       3.18     Environmental Laws                                                             20
       3.19     Loans in Default                                                               21
       3.20     Bank Filings and Reports                                                       21


                                                   ARTICLE IV

                                     REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                                                 AND ACQUIROR SUB

       4.01     Organization and Qualification; Subsidiaries                                   22
       4.02     Authority                                                                      22
       4.03     Capitalization                                                                 23
       4.04     No Conflict; Required Filings and Consents                                     23
       4.05     Ownership of Acquiror Sub; No Prior Activities                                 24
       4.06     Financing                                                                      24
       4.07     Financial Statements                                                           24
       4.08     Reports                                                                        25
       4.09     Interim Events                                                                 25
       4.10     Allowance for Loan Losses                                                      25
       4.11     Absence of Litigation                                                          25
       4.12     Securities Law Filings                                                         26


                                                   ARTICLE V

                                                   COVENANTS

       5.01     Affirmative Covenants of the Company                                           26
       5.02     Negative Covenants of the Company                                              27
       5.03     Affirmative Covenants of Acquiror                                              29
       5.04     Negative Covenants of Acquiror                                                 29
       5.05     Confidentiality Agreement                                                      30
       5.06     Acquisition Proposals                                                          30
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                                       ii

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                                                   ARTICLE VI

                                               ADDITIONAL AGREEMENTS
       6.01     Proxy Statement                                                                31
       6.02     Meeting of Shareholders                                                        32
       6.03     Company Information                                                            32
       6.04     Acquiror Information                                                           33
       6.05     Registration Statement                                                         33
       6.06     Appropriate Action; Consents; Filings                                          33
       6.07     Update Disclosure; Breaches                                                    35
       6.08     Public Announcements                                                           35
       6.09     Obligations of Acquiror Sub                                                    36
       6.10     Measures to Enhance Liquidity of Acquiror Stock                                36
       6.11     Indemnification                                                                36


                                                   ARTICLE VII

                                                CLOSING CONDITIONS

       7.01     Conditions to Obligations of Each Party
                  Under This Agreement                                                          36
       7.02     Additional Conditions to Obligations
                  of Acquiror and Acquiror Sub                                                  39
       7.03     Additional Conditions to Obligations of the Company                             42


                                                    ARTICLE VIII

                                           TERMINATION, AMENDMENT AND WAIVER

       8.01     Termination                                                                    44
       8.02     Effect of Termination                                                          45
       8.03     Expenses                                                                       45
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                                      iii

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                                                  ARTICLE IX

                                               GENERAL PROVISIONS
       9.01     Non-Survival of Representations and Warranties                                 47
       9.02     Notices                                                                        47
       9.03     Amendment                                                                      48
       9.04     Waiver                                                                         48
       9.05     Headings                                                                       49
       9.06     Severability                                                                   49
       9.07     Entire Agreement                                                               49
       9.08     Assignment                                                                     49
       9.09     Parties in Interest                                                            49
       9.10     Governing Law                                                                  49
       9.11     Counterparts                                                                   49
       9.12     Branching                                                                      50
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                                       iv

        THIS AGREEMENT AND PLAN OF MERGER dated as of April 12, 1995 (the "Agreement"), is made and entered into among State Financial Services Corporation, a Wisconsin corporation ("Acquiror"), WBAC, Inc., a Wisconsin corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and Waterford Bancshares, Inc., a Wisconsin corporation (the "Company").

                                    RECITAL

        The respective Boards of Directors of Acquiror, Acquiror Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their shareholders that Company be merged with and into Acquiror Sub in accordance with the Wisconsin Business Corporation Law (the "Wisconsin Law") and the terms of this Agreement, pursuant to which the Acquiror Sub will be the surviving corporation and will remain a wholly-owned subsidiary of Acquiror (the "Merger").

                                   AGREEMENTS

        In consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree:

                                   ARTICLE I

                                   THE MERGER

        1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Wisconsin Law, at the Effective Time, Company shall be merged with and into Acquiror Sub. As a result of the Merger, the separate corporate existence of Company shall cease and the Acquiror Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Acquiror Sub and the Company are sometimes collectively referred to in this Agreement as the "Constituent Corporations."

        1.02 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Wisconsin in such form as required by, and executed in accordance with, the relevant provisions of the Wisconsin Law and shall take all such further actions as may be required by law to make the Merger effective upon the issuance of a certificate of merger by the Secretary of State of the State of Wisconsin (the date and time of such issuance being the "Effective Time").

        1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Wisconsin Law. Without limiting the generality of, and subject to the provisions of, the Wisconsin Law, at the Effective Time, except as otherwise provided in this Agreement, all the property, interests, assets, rights, privileges, immunities, powers and franchises of Acquiror Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, duties and obligations of Acquiror Sub and the Company shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

        1.04 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation, as amended by the amendments thereto set forth in
Exhibit 1.04 (which amendments shall become effective only at the Effective
Time), and the By-Laws of Acquiror Sub shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be WBAC, Inc.

        1.05 Directors and Officers. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        1.06 Taking Necessary Action; Further Action. Acquiror, Acquiror Sub and the Company, respectively, shall each use its reasonable efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Wisconsin Law at the time specified in section 1.02. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, interests, assets, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

        1.07 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Milwaukee, Wisconsin 53202, or at such other place as the parties hereto shall mutually agree, and will be effective at the Effective Time.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

        2.01 Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of Acquiror, Acquiror Sub, the Company, the Surviving Corporation or the holders of any of the following securities:

                          (a)     Each share of the common stock $1.00 par
value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned by Acquiror, Acquiror Sub or the Company or any direct or indirect subsidiary of Acquiror, Acquiror Sub or the Company and (ii) any Dissenting Shares (as defined in section 2.02)) shall be canceled and extinguished and be converted into and become a right to receive $8,005.00 per share, without interest (the "Merger Consideration"), to be paid in the manner provided in section 2.01(d) below.

                          (b)     Each share of Company Common Stock issued and
outstanding immediately prior to the Effective Time and owned by Acquiror, Acquiror Sub or the Company or any direct or indirect subsidiary of Acquiror, Acquiror Sub or the Company shall be canceled and extinguished and no payment shall be made with respect thereto.

                          (c)     Each share of common stock, $.01 par value,
of Acquiror Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

                          (d)     The Merger Consideration shall be paid with a
combination of cash, promissory notes in the form of Exhibit 2.01(d) (the "Notes") and shares of $.10 par value common stock of Acquiror ("Acquiror Common Stock"). Each Shareholder of the Company will be entitled to elect the form of consideration to be received for his or her shares of Company Common Stock; provided, however, that the aggregate amount of cash and Notes to be paid to the Shareholders of the Company will equal 50% of the aggregate Merger Consideration, and the remaining 50% of the aggregate Merger Consideration will be paid with shares of Acquiror Common Stock having a "Fair Market Value" (as defined below) equal to the remaining 50% of the Merger Consideration. The "Fair Market Value" of a share of Acquiror Common Stock will be equal to the daily average of the "bid" and "ask" quotations as set forth by the market makers in the Acquiror's Common Stock on each of the 20 trading days preceding the Closing Date of the Merger. On each of the 20 trading days prior to the Closing Date, all "bid" and "ask" quotations quoted by the firms then making a market in the Acquiror's Common Stock will be averaged to calculate the market quotation for that day (the "Average Quote"). The resulting 20 Average Quotes shall be used to calculate an arithmetic, unweighted average excluding the one trading day during such period on which the highest Average Quote was reported and the one trading day during such period on which the lowest Average Quote was reported. The remaining Average Quotes will be summed and the result divided by 18 to determine the Fair Market Value of the Acquiror Common Stock to be used for purposes of the payment of the Merger Consideration. In the event the Fair Market Value is greater than 110% of the net book value of Acquiror, the Fair Market Value will be assumed to be equal to 110% of such net book value. In the event the Fair Market Value is less than 105% of the net book value of Acquiror, the Fair Market Value will be assumed to be equal to 105% of net book value. Net book value shall be calculated as of the most recently completed month end, in accordance with generally accepted accounting principles consistently applied.

                          (e)     Upon approval of the Merger by the
shareholders of the Constituent Corporations, the Acquiror will deliver a form of election to the shareholders of the Company permitting them to elect the form of consideration to be received in payment of the Merger Consideration.
In the event that there is an over subscription of Acquiror Common Stock or cash and Notes (including cash to be received for Dissenting Shares, as defined below), Acquiror and the Company will allocate such consideration in proportion to the elections of the shareholders of the Company based upon the number of shares of Company Common Stock owned by such shareholders, such that 50% of the aggregate Merger Consideration will be paid in cash and Notes and the remaining 50% of the Merger Consideration will be paid in shares of Acquiror Common Stock.

                          (f)     No fractional shares of Acquiror Common Stock
and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the Fair Market Value of Acquiror Common Stock.

        2.02     Dissenting Shares.

                          (a)     Notwithstanding anything in this Agreement to
the contrary, if sections 180.1301 through 180.1331 of the Wisconsin Law ("Subchapter XIII") shall be applicable to the Merger, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the merger, a written objection to the Merger in the manner provided in Subchapter XIII and who as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to section 2.01, but the holders thereof shall be entitled only to such rights as are granted by Subchapter XIII. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Subchapter XIII shall receive payment therefor from the Surviving Corporation in accordance with the Subchapter XIII; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for payment under Chapter XIII of such shares or lost such holder's right to payment of such shares under Subchapter XIII, such holder or holders (as the case may be) shall forfeit the right to payment under Chapter XIII of such shares and each such share shall thereupon be deemed, as of the Effective Time, to have been canceled, extinguished and converted into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration as provided in section 2.01.

                          (b)     The Company shall give Acquiror (i) prompt
notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Subchapter XIII received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Subchapter XIII and Acquiror shall indemnify the Company and its directors, officers, employees, agents and advisors from and against any and all claims, liability, loss, damages, costs or expenses, including without limitation, attorneys fees, arising from any act or omission to act by Acquiror in connection with such negotiations and proceedings which is in violation of Subchapter XIII or the terms of this Agreement. The Company shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

        2.03     Exchange of Certificates.

                          (a)     Prior to the Effective Time, Acquiror shall
designate a bank or trust company, which may be an affiliate of Acquiror (the "Exchange Agent"), to act as exchange agent in effecting the exchange of the Merger Consideration for certificates representing shares of Company Common Stock entitled to payment pursuant to section 2.01 (the "Certificates"). Immediately prior to the Effective Time, Acquiror shall deposit with the Exchange Agent an amount equal to the aggregate Merger Consideration (assuming there are no Dissenting Shares). The Exchange Agent shall hold such sums in escrow for the purposes set forth in section 2.01(b).

                          (b)     Promptly after the Effective Time, the
Exchange Agent shall mail to each record holder of Certificates a letter of transmittal and instructions for use in surrendering Certificates and receiving the applicable Merger Consideration therefor. The form of the transmittal letter shall have been prepared by Acquiror, subject to the approval of the Company, prior to the Effective Time. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the applicable amount and form of Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Certificate, and such Certificate shall be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Certificate. No interest shall be paid or accrued on the Merger Consideration upon the surrender of the Certificates. If any Merger Consideration is to be paid to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other similar taxes required by reason of the payment of such Merger Consideration to a person other than the registered holder of the Certificate surrendered, or such person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                          (c)     Promptly following the date which is 180 days
after the Effective Time, the Exchange Agent's duties shall terminate and any portion of the sum not disbursed pursuant to section 2.01(b) shall be released to the Surviving

Corporation. Thereafter, each holder of a Certificate may surrender Certificates to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock represented by such Certificate, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

                          (d)     After the Effective Time there shall be no
transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in this
Article II, subject to applicable law in the case of Dissenting Shares.

        2.04 Stock Options. At the Effective Time, each outstanding option or right to purchase shares of Company Common Stock, if any, (a "Company Stock Option") shall be canceled and extinguished.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, is materially adverse to the condition (financial or otherwise), results of operations, businesses, properties, assets, prospects or liabilities of the Company and its Subsidiaries (as defined below), taken as a whole.

        The term "Affiliate" as used in this Agreement shall mean, with respect to any Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

        The term "Person" as used in this Agreement shall mean an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in section 13(d) of the Securities

Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")).

        The term "Subsidiary" (or its plural) as used in this Agreement with respect to the Company, Acquiror, the Surviving Corporation or any other person shall mean any corporation, partnership, joint venture or other legal entity of which the Company, Acquiror, the Surviving Corporation or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, greater than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        With respect to any representation, warranty or statement of the Company in this Agreement that is qualified by or "to the Company's knowledge," such knowledge shall be deemed to exist if, at the time as of which such representation, warranty or statement was made, any of the individuals listed on
Schedule 3.00(b) had actual knowledge of the matter to which such qualification applies or such persons should have known of the matter to which such qualification applies after reasonable investigation.

        Except as set forth in the disclosure schedules delivered by the Company to Acquiror and Acquiror Sub prior to the execution of this Agreement, the Company makes the following representations and warranties to Acquiror and Acquiror Sub. Each of such representations and warranties shall be deemed to be independently material and relied upon by Acquiror and Acquiror Sub, regardless of any investigation made by, or information known to, Acquiror and Acquiror Sub.

        3.01     Organization and Qualification; Subsidiaries.

                          (a)     Except as set forth on Schedule 3.01(a), the
Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

                          (b)     A true and complete list of all the Company's
directly or indirectly owned Subsidiaries together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interest owned by the Company or another Subsidiary of the Company, is set forth on Schedule 3.01(b). The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, (the "BHC Act"). All of the shares of the outstanding capital stock of Waterford Bank (the "Bank") are owned directly by the Company. Except as set forth on Schedule 3.01(b), no equity security of any Subsidiary including the Bank, is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto.

                          (c)     Each Company Subsidiary is a corporation duly
organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. The Bank is a bank duly organized, validly existing and in good standing as a banking corporation under the laws of the state of Wisconsin. Except as set forth on Schedule 3.01(c), the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization.

                          (d)     The Bank is:

                                  (i)      duly authorized to conduct the
general business of banking, subject to the supervision of the Wisconsin Commissioner of Banking (the "Commissioner") as provided in the banking laws of Wisconsin,

                                  (ii)     an insured bank in good status as
defined in the Federal Deposit Insurance Act of 1950, as amended, (the "FDI
Act"),

                                  (iii)    a state bank and not a member of the
Federal Reserve System, and

                                  (iv)     a banking corporation with corporate
power and authority to carry on its business where and as now conducted.

        3.02 Articles of Incorporation; By-Laws. The Company has furnished to Acquiror complete and correct copies of the Articles of Incorporation and the By-Laws, as amended or restated, of the Company and each of its Subsidiaries. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws, as amended or restated.

        3.03     Capitalization.

                          (a)     As of the date of this Agreement, the
authorized capital stock of the Company consists of 200,000 shares of Company Common Stock and 0 shares of Preferred Stock, of which 830 shares of Company Common Stock were issued and outstanding.

                          (b)     Information as of the date of this Agreement
relating to the amounts of the authorized and issued and outstanding capital stock of each Subsidiary, including the Bank, is listed on Schedule 3.03(b).

                          (c)     Except as described in this section 3.03, no
shares of Company Common Stock are reserved for any other purpose. Since December 31, 1993, no shares of Company Common Stock have been issued by the Company. All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable (except as provided in section 180.0622(2)(b) of the Wisconsin Law, as interpreted) and are not subject to preemptive rights under the Wisconsin Law, the Company's Articles of Incorporation or By-Laws or any agreement to which the Company is a party. Each of the outstanding shares of capital stock of, or other equity interests in, each of the Company's Subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable (except as provided in section 180.0622(2)(b) of the Wisconsin Law, as interpreted), and such shares or other equity interests are owned by the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever, subject to federal and state securities laws. There are no options, warrants or other rights, agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of the Subsidiaries or obligating the Company or any of the Subsidiaries to grant, issue, sell or register for sale any shares of the capital stock of, or other equity interests in, the Company or any of the Subsidiaries. Except as set forth on Schedule 3.03(c), as of the date of this Agreement, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (x) repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock of, or other equity interests in, any Subsidiary of the Company, or (y) provide funds to, or make any investment in ( the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Subsidiary of the Company.

        3.04     Authority; Vote Required.

                          (a)     The Company has the requisite corporate power
and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to required shareholder approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action, including such corporate action as may be required by section 180.1140 et seq. of the Wisconsin Law, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than with respect to the approval of this Agreement by the holders of Company Common Stock in accordance with the Wisconsin Law and the Company's Articles of Incorporation and By-Laws). This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

                          (b)     The affirmative vote of the holders of at
least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

        3.05     No Conflict; Required Filings and Consents.

                          (a)     The execution and delivery of this Agreement
by the Company do not, and the performance of this Agreement by the Company will not: (i) violate the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries; (ii) subject to (x) obtaining the requisite approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock in accordance with the Wisconsin Law and the

Company's Articles of Incorporation and By-Laws, (y) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any governmental or regulatory authority, domestic or foreign ("Governmental Entities"), pursuant to the applicable requirements, of Wisconsin law and the rules and regulations relating to the BHC Act, and (z) giving the notices and obtaining the consents, approvals, authorizations or permits described on Schedule 3.05(a), violate any laws applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound; or (iii), except as set forth on Schedule 3.05(a) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound.

                          (b)     The execution and delivery of this Agreement
by the Company do not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, except for applicable requirements, if any, of (i) the BHC Act, (ii) the consents, approvals, authorizations or permits described on Schedule 3.05(a) and (iii) the filing and recordation of appropriate merger documents as required by the Wisconsin Law.

        3.06 Permits; Compliance. Except as set forth on Schedule 3.06, each of the Company and its Subsidiaries is in possession of all franchises, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"). To the knowledge of the Company, no suspension, revocation or cancellation of any of the Company Permits is pending or threatened. Except as set forth on Schedule 3.06, neither the Company nor any of its Subsidiaries is operating in default under or violation of (i) any law, rule, code, statute, ordinance or regulation applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound or (ii) any of the Company Permits.

        3.07     Reports; Financial Statements.

                          (a)     Since December 31, 1993, (x) the Company and
each Subsidiary has filed all forms, reports, statements and other documents required to be filed with any applicable state or federal banking authorities; and (y) the Company and each of its Subsidiaries have filed all forms, reports, statements and other documents required to be filed with any other applicable federal or state regulatory authorities (all such forms, reports, statements and other documents in clauses (x) and (y) of this section 3.07(a) being collectively referred to as the "Company Reports"). Such Company Reports do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

                          (b)     Each of the consolidated financial statements
(including, in each case, any related notes to such statements) of the Company and the Bank previously delivered to Acquiror or contained in the Company Reports (i) have been prepared in all material respects in accordance with all applicable regulatory requirements applied on a consistent basis throughout the periods involved and (ii) fairly represent the consolidated financial position of the Company and its Subsidiaries and the Bank as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

                          (c)     Except as and to the extent reflected on, or
reserved against in, the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1994, including all notes thereto (the "Company Balance Sheet"), or as set forth on Schedule 3.07(c), neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or a Subsidiary or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1994 that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                          (d)     To the best knowledge of the Company, the
allowance for possible loan losses shown on the most recent financial statement of the Bank delivered to Acquiror is adequate in all respects to provide for all losses, net of recoveries, on loans outstanding as of that date. To the best knowledge of the Company, the loan portfolio of the Bank, to the extent the aggregate amount thereof exceeds such allowance, at the date of such most recent financial statement, was fully collectible. Company and Bank have provided to Acquiror true and complete information concerning the loan portfolio of the Bank, and no material information with respect to Bank's loan portfolio has been withheld from Acquiror.

        3.08     Absence of Certain Changes or Events.  Except as disclosed on
Schedule 3.08 or as contemplated by this Agreement, since December 31, 1993:

                          (a)     each of the Company and its Subsidiaries has
conducted its business in the ordinary course and consistent with prudent business practices;

                          (b)     no event or condition has occurred relating
to the Company or the Bank which materially and adversely affects the financial condition, results of operations, business or prospects of the Company or the Bank;

                          (c)     neither the Company nor any Subsidiary has
made any increase in compensation to officers or key employees or any material increase in any or created any new bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options);

                          (d)     neither the Company nor any Subsidiary has
made any loans or advances to any officer, director, shareholder or Affiliate of the Company or of any Subsidiary;

                          (e)     there has not been any change in the
accounting methods or practices followed by the Company or any Subsidiary, except as required by GAAP;

                          (f)     neither the Company nor the Bank has
declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock;

                          (g)     there has not been any sale, lease,
abandonment or other disposition of any real property or personal property used or held for use in the business of the Company or the Bank; and

                          (h)     neither the Company nor any Subsidiary has
entered into any commitment or other agreement to do any of the foregoing.

        3.09     Absence of Litigation.

                          (a)     Schedule 3.09(a) lists all claims, actions,
suits, litigation, or arbitrations or, to the knowledge of the Company, investigations or proceedings affecting the Company or any of its Subsidiaries, at law or in equity, which are pending or, to the knowledge of the Company, threatened, including, without limitation, any such matter involving discrimination in lending practices or violations of fair housing laws. There is no action pending seeking to enjoin or restrain the Merger.

                          (b)     Except as set forth on Schedule 3.09(b),
neither the Company nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of the Company, continuing investigation by, any Governmental Entity. Except as set forth on Schedule 3.09(b), the Bank is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or a subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, any federal or state regulator which restricts the conduct of its business, requires the Bank to take or refrain from taking any specified actions, or in any manner relates to its capital adequacy, credit policies, depository activities or management, nor has the Bank been advised by any federal or state regulator that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

        3.10     Contracts; No Default.

                          (a)     Schedule 3.10(a) sets forth as of the date of
this Agreement a list of each contract or agreement of the Company or its
Subsidiaries:

                                  (i)      concerning a partnership or joint
venture with another Person; or

                                  (ii)     which is material to the Company or
its Subsidiaries.

                          (b)     Schedule 3.10(b) lists each contract or
agreement to which the Company or any of its Subsidiaries is a party materially limiting the right of the Company or any of its Subsidiaries prior to the Effective Time, or Acquiror or any of its Subsidiaries at or after the Effective Time, to engage in, or to compete with any Person in, any business including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its Subsidiaries prior to the Effective Time, or by the Acquiror or any of its Subsidiaries after the Effective Time. For the purpose of this Agreement "Company Contract" means the contracts and agreements listed on Schedules 3.10(a) and 3.10(b). Correct and complete copies of all written Company Contracts have been made available to Acquiror.

                          (c)     Each Company Contract is in full force and
effect, each is a valid and binding contract or agreement enforceable against the Company or the applicable Subsidiary in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law, and there is no default by the Company in the performance of any obligation to be performed or paid under any such contract or agreement.

        3.11     Employee Benefit Plans; Labor Matters.

                          (a)     Schedule 3.11(a) lists or describes any
pension, retirement, savings, disability, medical, dental, health, life (including any individual life insurance policy as to which the Company is the owner, beneficiary or both), death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, severance pay, "cafeteria" or "flexible benefit" plan under section 125 of the Internal Revenue Code of 1986 as amended (the "Code"), or other employee benefit plan, trust, arrangement, contract, agreement, policy or commitment, under which employees of the Company or its Subsidiaries are entitled to participate by reason of their employment with the Company or its Subsidiaries, (i) to which the Company or a Subsidiary is a party or a sponsor or a fiduciary thereof or
(ii) with respect to which the Company or a Subsidiary has made payments, contributions or commitments, or has any liability (collectively, the "Employee Benefit Plans").

                          (b)     The Employee Benefit Plans have been operated
and administered by the Company in compliance in all material respects with all applicable laws relating to employment or labor matters, including without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code.

                          (c)     Each Employee Benefit Plan that is intended
to be tax qualified under section 401(a) of the Code has received, or the Company has applied for or will in a timely manner apply for, a favorable determination letter from the Internal Revenue Service (the "IRS") stating that the Plan meets the requirements of the Code and that any trust or trusts associated with the plan are tax exempt under section 501(a) of the Code.

                          (d)     Except as set forth on Schedule 3.11(a), the
Company does not maintain any defined benefit plan covering employees of the Company or its Subsidiaries within the meaning of section 3(35) of ERISA.

                          (e)     Neither the Company nor any of its
Subsidiaries is a party to any collective bargaining or other labor union contract.

                          (f)     Schedule 3.11(f) sets forth a list of all
written employment agreements, employment contracts or understandings relating to employment (other than relating to "at-will" employment) to which the Company or any of its Subsidiaries is a party.

        3.12 Taxes. The Company and each Subsidiary has filed or caused to be filed with the appropriate Governmental Entities, all federal, state, municipal, and local income, franchise, excise, real and personal property, and other tax returns and reports that are required to be filed and the Company and each Subsidiary are not delinquent in the payment of any material taxes shown on such returns or response or on any material assessments for any such taxes received by them and has otherwise complied in all material respects with all legal requirements applicable to the Company or its Subsidiaries with respect to all income, sales, use, real or personal property, excise or other taxes. The Company Balance Sheet includes adequate reserves for the payment of all accrued but unpaid federal, state, municipal and local taxes of the Company, including, without limitation, interest and penalties, whether or not disputed, for the year ended December 31, 1993 and for all fiscal years prior thereto. Except as set forth on Schedule 3.12, the Company has not executed or filed with the IRS any agreement extending the period for assessment and collection of any federal tax. The Company is not a party to any pending action or proceeding, nor, to the knowledge of the Company, has any action or proceeding been threatened, by any Governmental Entity for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Company.

                          The Bank has complied with the Code, and all rules
and regulations thereunder, with respect to the reporting of payments of interest, and other payments by it, and has complied with all provisions required with withholding for income taxes on such amounts when required.

        3.13 Intellectual Property Rights. To the knowledge of the Company, the Company and each of the Subsidiaries owns or possesses the right to use (in the manner and the geographic areas in which they are currently used) all trademarks, service marks, trade names, service names, slogans, registered copyrights, trade secrets and other intellectual property rights it currently uses, without any conflict or alleged conflict with the rights of others.

        3.14 Certain Business Practices and Regulations. Neither the Company nor any of its Subsidiaries, nor any of its or their respective executive officers or directors has, to the knowledge of the Company, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any law, (ii) established or maintained any material unrecorded fund or asset of the Company for any improper purpose or made any material false entries on its books and records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state or local public office in violation of any law, or (iv) engaged in any activity constituting fraud or abuse under the laws relating to health care, insurance or the regulation of professional corporations.

        3.15 Insurance. All policies and binders of insurance for professional liability, directors and officers, property and casualty, fire, liability, worker's compensation and other customary matters held by or on behalf of the Company or its Subsidiaries (''Insurance Policies") have been made available to Acquiror. The Insurance Policies are in full force and effect. To the knowledge of the Company, the Company or its Subsidiaries have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of the Company, has any coverage for claims been denied.

        3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangements made by or on behalf of the Company.

        3.17     Title to Properties.

                (a) The Company and the Bank have good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which the Company or the Bank purports to own, including without limitation, all assets and properties reflected in their most recent financial statements or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of such financial statements), subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (i) as noted in said financial statements or the notes thereto, (ii) statutory liens securing payments not yet due, (iii) security interests granted incident to borrowings by the Bank to secure deposits of funds by federal, state or other governmental agencies, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held, and such liens, mortgages, security interests, encumbrances and charges are not, in the aggregate, material to the assets and properties of the Company or the Bank.

                (b) All property and assets of the Company and the Bank are usable and used in their business, and together constitute all of the property being used in and necessary for the conduct of the business of the Company and the Bank, as conducted by them on this date. Since December 31, 1993, no such asset essential to the operation of the Company or the Bank's business has been destroyed, diverted to other uses or otherwise disposed of without having been adequately replaced.

                (c) Schedule 3.17(c) correctly sets forth the complete legal description of all real property and improvements owned or leased by the Company or the Bank (the "Real Property"). Except as set forth in
Schedule 3.17(c), there are no planned or commenced public improvements relating to the Real Property which may result in special assessments or area-wide charges or which might otherwise directly and materially affect such Real Property; no regulatory or governmental agency or court order has been issued requiring repairs, alterations or corrections of any existing conditions of the Real Property, and there is no condition that could be a cause for such an order; there is no planned, pending or contemplated condemnation or similar action or change in any zoning or building ordinance affecting the Real Property; there are no structural or mechanical defects in the Real Property, nor are there any present violations of or nonconformance with any law (including, without limitation, the Americans with Disabilities Act), ordinance, rule, code or regulation requiring or calling attention to the need for any work, repairs, construction, alteration or installation affecting the Real Property.

                (d) To the knowledge of the Company, the leases for the Real Property described on Schedule 3.17(d) are in full force and effect and the Company holds a valid and existing leasehold interest under each of the leases.

The Company has delivered to Acquiror complete and accurate copies of each of the leases described on Schedule 3.17, and none of such leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to Acquiror. Neither the Company nor the applicable Subsidiary is in default, and to the knowledge of the Company no circumstances exist, including the effect of the Merger and this Agreement, which, if unremedied, would, either with or without notice or the passage of time or both, result in the Company's or the applicable Subsidiary's default under any of such leases.

                (e) Neither the Company nor any Subsidiary is in violation of any applicable material zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business and neither the Company nor any Subsidiary has received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the owned Real Property or leased Real Property.

        3.18     Environmental Laws.

                (a) Definition. The term "Environmental Laws" shall mean all federal, state and local laws including statutes, regulations, ordinances, codes, rules, orders, directives and other governmental restrictions and requirements (including, but not limited to, those contained in or evidenced by permits, temporary permits or exemption letters) relating to the discharge of air pollutants, water pollutants, solid wastes, or process waste water or otherwise relating to the environment, hazardous wastes, materials or substances, toxic substances, asbestos or any process of the Company or the Bank that has an impact on health or the environment, including, but not limited to, the Federal Solid Waste Disposal Act, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, Toxic Substances Control Act, Federal Water Pollution Control Act, National Environmental Policy Act, Federal Occupational Safety and Health Act, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency, or any applicable federal or state regulatory or administrative agency with authority over natural resources or environmental protection now in effect or presently scheduled to come into effect, all as presently amended.

                (b)     Pending Litigation.  Except as described in Schedule
3.18 (b), neither the Company nor the Bank is a party to or the subject of any litigation or administrative proceeding nor, to the knowledge of the Company, is any litigation or administrative proceeding threatened against the Company or the Bank, which in either case asserts or alleges that the Company or the Bank:

(i) violated any Environmental Laws, (ii) is required to clean up, remove or take remedial or other response action due to the disposal, depositing, discharge, leaking, leaching or other release or migration of any pollutants, contaminants, hazardous wastes, materials or substances or other materials (collectively, "Hazardous Substances"), (iii) is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking, leaching or other release of any Hazardous Substances. To the knowledge of the Company, there are no conditions existing on any of the Real Property or any real estate owned by the Bank or held by the Bank as trustee of any trust which potentially could give rise to any such litigation or administrative proceeding.

        3.19 Loans in Default. The aggregate amount on all loans made by the Bank which, as of February 28, 1995, were 90 days or more past due in payment of principal or interest, did not exceed 2% of the gross amount of all such loans. For purposes of this section 3.19, a loan shall be deemed to be past due if it is in fact past due more than 90 days or if it would have been past due more than 90 days under the terms of the agreement under which it was originally created but for a refinancing of such loans or a waiver, modification or amendment of such original agreement if such refinancing, waiver, modification or amendment was effectuated principally because of the borrower's actual or expected failure or inability to comply with the terms of such agreement.

        3.20 Bank Filings and Reports. Except as described in Schedule 3.20, since January 1, 1993, the Bank has made, and pending the consummation of the transactions contemplated by this Agreement, will have made, in a timely fashion, all filings, including call reports and other financial statement filings, as required of it under the applicable rules and regulations of the FDIC and the Wisconsin Commissioner of Banking (referred to collectively as the "Bank Filings"), the Bank has not been advised by the FDIC or the Wisconsin Commissioner of Banking that any of the Bank Filings are deficient or not timely filed. Each of the Bank Filings, as of the date of filing thereof, complied in all material respects with the rules and regulations of the FDIC or the Wisconsin Commissioner of Banking, as appropriate, and did not, as of the filing date, contain any statement which, at the time and in light of the circumstances under which it was made, was false or misleading or omitted to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF ACQUIROR AND ACQUIROR SUB

        The term "Acquiror Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, is materially adverse to the condition (financial or otherwise), results of operations business, properties, assets or liabilities of Acquiror and its Subsidiaries, taken as a whole.

        Acquiror and Acquiror Sub jointly and severally represent and warrant to the Company that:

        4.01 Organization and Qualification; Subsidiaries. Each of Acquiror and Acquiror Sub is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Acquiror has heretofore delivered to Company true, accurate and complete copies of its currently effective Articles of Incorporation and By-Laws. Schedule 4.01 accurately lists all of Acquiror's banking subsidiaries and all other direct and indirect subsidiaries. Each such subsidiary is a banking association or corporation duly organized, validly existing under the laws of the jurisdiction of its incorporation. Each subsidiary bank is duly authorized to conduct a general banking business and is an insured bank as defined in the Federal Deposit Insurance Act. All shares of capital stock of the subsidiaries owned by the Acquiror are fully paid and nonassessable (except as provided in section 180.0622(2)(b) of the Wisconsin Law, as interpreted) and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto.

        4.02 Authority. Each of Acquiror and Acquiror Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror and Acquiror Sub, and the consummation by Acquiror and Acquiror Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Acquiror and Acquiror Sub and constitutes a legal, valid and binding obligation of Acquiror and Acquiror Sub enforceable against Acquiror and Acquiror Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

        4.03 Capitalization. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 10,000,000 shares of Common Stock, $.10 par value, of which 1,986,035 shares were outstanding and no shares were held as treasury stock and 100,000 shares of preferred stock, $1.00 par value none of which have been issued. All of the outstanding shares of Acquiror are validly issued, fully paid and nonassessable (except as provided in section 180.0622(2)(b) of the Wisconsin Law, as interpreted) and are not subject to any preemptive rights or reserved for any options, warrants, conversion rights or other commitments (except for options for 79,263 shares issued in connection with services rendered to Acquiror).

        4.04     No Conflict; Required Filings and Consents.

                (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror will not, (i) violate the Articles of Incorporation or By-Laws or equivalent organizational documents of Acquiror or Acquiror Sub,
(ii) subject to obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any Governmental Entities pursuant to the applicable requirements, if any, of any stock exchange or quotation service on which Acquiror's securities are listed or quoted, the Securities Act of 1933 and the Securities Exchange Act of 1934, the blue sky laws of applicable states, the BHC Act and the filing and recordation of appropriate merger documents as required by the Wisconsin Law, conflict with or violate any laws applicable to Acquiror or Acquiror Sub or by which any of their respective properties is bound or affected.

                (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, except as described in section 4.03(a) above.

        4.05     Ownership of Acquiror Sub; No Prior Activities.

                (a) Acquiror Sub was formed for the purpose of engaging in the transactions contemplated by this Agreement.

                (b) As of the Effective Time, all of the outstanding capital stock of Acquiror Sub will be owned directly by Acquiror. As of the Effective Time, there will be no options, warrants or other rights (including registration rights), agreements, arrangements or commitments to which Acquiror Sub is a party of any character relating to the issued or unissued capital stock of, or other equity interests in, Acquiror Sub or obligating Acquiror Sub to grant, issue or sell any shares of the capital stock of, or other equity interests in, Acquiror Sub, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Acquiror Sub to repurchase, redeem or otherwise acquire any shares of the capital stock of Acquiror Sub.

                (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreement or arrangements with any Person.

        4.06 Financing. Acquiror has the ability to and intends to finance the aggregate of the amounts payable pursuant to Article II with cash on hand and utilization of existing credit facilities. Acquiror will use its best efforts to ensure the continued availability of such financing and pay such amounts in accordance with the terms of this Agreement and will not take any action between the date hereof and the Effective Time which would impair its ability to obtain such financing.

        4.07 Financial Statements. The consolidated statements of financial condition of Acquiror and Acquiror's subsidiaries as of December 31, 1993 and 1994 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1994, together with the notes thereto, certified by Ernst & Young and included in Acquiror's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "Acquiror 10-K") as filed with the SEC (collectively, the "Acquiror Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial position of Acquiror and Acquiror's subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Acquiror and Acquiror's subsidiaries for the periods stated therein.

        4.08 Reports. Since December 31, 1993, Acquiror and each Acquiror Subsidiary has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller of the Currency and (v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Acquiror Reports". As of their respective dates, the Acquiror Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.09 Interim Events. Except as may have been otherwise disclosed to Company or as contemplated by this Agreement, since December 31, 1994:

                (a) Acquiror and its subsidiaries have conducted their respective businesses only in the ordinary and usual course and have not materially altered the manner in which they conduct their respective businesses.

                (b) There has occurred no event or condition materially and adversely affecting the financial condition, results of operations, business or prospects of Acquiror or its subsidiaries, taken as a whole.

        4.10 Allowance for Loan Losses. The allowance for possible loan losses shown on the most recent financial statement of Acquiror delivered to the Company are adequate in all respects to provide for all losses, net of recoveries, on loans outstanding as of that date. The loan portfolio of Acquiror, to the extent the aggregate amount thereof exceeds such allowance, at the date of such most recent financial statement, was fully collectible.

        4.11     Absence of Litigation.

                (a) Schedule 4.11(a) lists all claims, actions, suits, litigation, or arbitrations or, to the knowledge of the Acquiror, investigations or proceedings affecting the Acquiror or any of its subsidiaries, at law or in equity, which are pending or, to the knowledge of the Acquiror, threatened, including, without limitation, any such matter involving discrimination in lending practices or violations of fair housing laws. There is no action pending seeking to enjoin or restrain the Merger.

                (b) Except as set forth on Schedule 4.11(b), neither the Acquiror nor any of its subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with or, to the knowledge of the Acquiror, continuing investigation by, any Governmental Entity. Except as set forth on Schedule 4.11(b), the Acquiror is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or a subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, any federal or state regulator which restricts the conduct of its business, requires the Acquiror to take or refrain from taking any specified actions, or in any manner relates to its capital adequacy, credit policies, depository activities or management, nor has the Acquiror been advised by any federal or state regulator that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

        4.12 Securities Law Filings. Acquiror has delivered to Company copies of (i) its annual reports on Form 10-K for the years 1992, 1993 and 1994 as filed with the Commission (ii) all other periodic reports filed pursuant to section 13(a) or 15(d) of the 1934 Act since December 31, 1993 as filed with the Commission, (iii) its most recent annual report to shareholders and (iv) the most recent definitive proxy statement as filed with the Commission. As of the respective dates thereof, such documents do not contain any false statements of a material fact and do not omit to state any fact necessary to make the statements set forth therein not misleading.

                                   ARTICLE V

                                   COVENANTS

        5.01 Affirmative Covenants of the Company. The Company covenants and agrees that prior to the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by Acquiror, the Company will and will cause each of its Subsidiaries to:

                (a) operate its business in the ordinary course of business and consistent with its past practice;

                (b) use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its respective officers and key employees and maintain the relationships with its respective key customers and suppliers;

                (c) use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained; and

                (d)     subject to the provisions of the Acquiror
Confidentiality Agreement (as hereinafter defined), confer with Acquiror at its reasonable request to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company and its Subsidiaries.

                (e) Subject to the provisions of the Acquiror Confidentiality Agreement, from the date hereof until the Closing Date, the Company (i) will give, and will cause each of its Subsidiaries to give, Acquiror, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) will furnish, and will cause each Subsidiary to furnish, to Acquiror, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company and the Subsidiaries as such persons may reasonably request, and (iii) will instruct the employees, counsel and financial advisors of the Company and the Subsidiaries to cooperate in all reasonable respects with Acquiror in its investigation of the Company and the Subsidiaries; provided that no investigation pursuant to this Subsection shall affect any representation or warranty given by the Company hereunder.

        5.02 Negative Covenants of the Company. Except as contemplated by this Agreement or consented to in writing by Acquiror, from the date of this Agreement until the Effective Time, the Company shall not do, and shall not permit any of its Subsidiaries to do, any of the following:

                (a) except as set forth on Schedule 5.02(a): (i) increase the compensation payable to any director, officer or employee of the Company or any of its Subsidiaries; (ii) grant any severance or termination pay
(other than pursuant to the normal severance policy of the Company or its Subsidiaries currently in effect) to, or enter into any severance agreement with, any director or officer; (iii) subject to clause (i), enter into or amend any employment agreement with any director or officer that would extend beyond the Effective Time except on an at-will basis (provided, however, that the Bank may enter into employment agreements with Thomas Anderson, Francis Koukol, Francis Morikel and Dawn Brossard on terms to be agreed to by the employees and Acquiror, with the term ending upon the later of January 27, 1996 or three months after the Effective
Time); or (iv) establish, adopt, enter into or amend any Employee Benefit Plan, except as may be required to comply with applicable law;

                (b) except as shown in Schedule 5.02(b), declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                (c) (i) redeem, purchase or otherwise acquire any shares of its or any of its Subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its Subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its Subsidiaries capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its Subsidiaries' capital stock (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms);

                (d) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its Subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms), or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof, except as contemplated by this Agreement;

                (e) to the extent material, acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business);

                (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its Subsidiaries' assets;

                (g) adopt any amendments to its Articles of Incorporation or By-Laws;

                (h) except as set forth in Schedule 5.02(h); (A) change any of its methods of accounting in effect at December 31, 1993 or (B) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1993, except in either case as may be required by law, the IRS, or GAAP or in the ordinary course of business consistent with past practice;

                (i)     incur any obligation for borrowed money
(except deposits in the ordinary course of business) or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except as approved by Acquiror in advance; or

                (j) agree in writing or otherwise to do any of the foregoing.

        5.03 Affirmative Covenants of Acquiror. Acquiror covenants and agrees that prior to the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by Company:

                (a) Acquiror will and cause each of its subsidiaries to use reasonable efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained;

                (b) Acquiror will operate its business in the ordinary course of business and consistent with its past practice; and

                (c) Acquiror will use its reasonable efforts to preserve its business organization and assets.

        5.04 Negative Covenants of Acquiror. Except as contemplated by this Agreement or consented to in writing by the Company, from the date of this Agreement until the Effective Time, the Acquiror shall not do, and shall not permit any of its subsidiaries to do, any of the following:

                (a) (i) redeem, purchase or otherwise acquire any shares of its or any of its subsidiaries' capital stock or any securities or obligations convertible into or exchangeable for any shares of its or its subsidiaries' capital stock, or any options, warrants or conversion or other rights to acquire any shares of its or its subsidiaries capital stock; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its or its subsidiaries' capital stock (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms and except for shares acquired by Acquiror's Dividend Reinvestment Plan and Employee Stock Ownership Plan);

                (b) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations on voting rights, charges or other encumbrances) of, any shares of any class of its or its subsidiaries' capital stock, any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares (except for the issuance of shares upon the exercise of options or warrants in accordance with their terms), or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof, except as contemplated by this Agreement and except for options issued to employees and directors of Acquiror as compensation for services rendered or to be rendered;

                (c) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any amount of any of its or its subsidiaries' assets, except in the ordinary course of business; or

                (d) adopt any amendments to its Articles of Incorporation or By-Laws.

        5.05 Confidentiality Agreement. The parties will, and will cause their respective officers, employees, accountants, consultants, legal counsel and other representatives to, comply with all of their respective obligations under the Confidentiality Agreement entered into by the Company and Acquiror on July 15, 1994 concerning the Company's confidential information (the "Acquiror Confidentiality Agreement").

        5.06 Acquisition Proposals. Upon execution of this Agreement, the Company and its Subsidiaries and their respective officers, directors, employees, agents and advisors will immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined). The Company shall notify Acquiror immediately if any such request or proposal, or any inquiry or contact with any

Person with respect thereto, is made and shall keep Acquiror apprised of all related developments. Neither the Company, nor any Company Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Acquiror) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of the Company or any Company Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of the Company or any Company Subsidiary except in the ordinary course of business and except as may be required under this Agreement, or (iv) to merge, consolidate or otherwise combine with the Company or any Company Subsidiary. The Company has entered into confidentiality agreements with other third parties substantially in the form of the Acquiror Confidentiality Agreement. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. For purposes of this section 5.04, the term "Acquisition Proposal" means any proposal or offer for a merger, asset acquisition or other business combination (other than the Merger contemplated by this Agreement) involving the Company or any Subsidiary and any Potential Acquiror, or any proposal or offer to acquire a significant equity interest in, or a significant portion of the assets of, the Company or any Subsidiary by a Potential Acquiror.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

        6.01     Proxy Statement.

                (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare a proxy statement and a form of proxy to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Shareholders' Meeting") (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Proxy Statement"). The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of the Merger and approval of this Agreement.

                (b) The information included in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements, therein, in light of the circumstances under which they are made, not misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with written information furnished by Acquiror to the Company expressly for use in the Proxy Statement. If at any time prior to the Shareholders' Meeting, any event or circumstance relating to the Company or any of its Subsidiaries, or its or their respective officers or directors, is discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Acquiror.

                (c) Acquiror and Acquiror Sub each consents to the use of its name and, on behalf of its Subsidiaries and Affiliates, the names of such Subsidiaries and Affiliates and to the inclusion of business information relating to such party and its Subsidiaries and Affiliates (in each case, to the extent required by applicable securities laws) in the Proxy Statement.
The Company, Acquiror and Acquiror Sub each hereby agrees to (i) use its reasonable efforts to obtain the written consent of any Person retained by it which may be required to be named (as an expert or otherwise) in the Proxy Statement; provided, that such party shall not be required to make any material payment to such Person in connection with such party's efforts to obtain any such consent, and (ii) cooperate, and agrees to use its reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties in connection with the preparation of any and all information required as determined after consultation with each party's counsel, by applicable securities laws to be disclosed in the Proxy Statement.

        6.02 Meeting of Shareholders. The Company shall take all action necessary in accordance with the Wisconsin Law and its Articles of Incorporation and By-Laws to convene the Shareholders' Meeting, and the Company shall consult with Acquiror in connection therewith. The Company shall use reasonable efforts to solicit from the shareholders of the Company proxies in favor of the Merger and shall take all other actions necessary or advisable to secure the vote or consent of shareholders required by the Wisconsin Law to approve this Agreement, unless the directors determine in good faith, after receipt of a written opinion of counsel, that the directors' fiduciary duties under applicable law require them not to do so.

        6.03 Company Information. The Company will furnish or cause to be furnished to Acquiror all the information concerning the Company and its

Subsidiaries required for inclusion in the Registration Statement referred to in section 6.05 hereof, or any statement or application made by Acquiror to any governmental body in connection with the transactions contemplated by this Agreement. The Company agrees to permit Acquiror and its independent accountants to review financial information and records of the Company in order to prepare an audit of the financial statements of the Company for use in connection with such Registration Statement.

        6.04 Acquiror Information. Acquiror will furnish to the Company all the information concerning Acquiror required for inclusion in the Proxy Statement or statements to be sent to the Company shareholders, or in any statement or application made by the Company to any governmental body in connection with the transactions contemplated by this Agreement.

        6.05 Registration Statement. As promptly as practicable after the execution of this Agreement, Acquiror will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Acquiror Common Stock to be delivered to the shareholders of the Company pursuant to the Merger Agreement, and will use reasonable efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act of 1933 and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company shareholders, at the time of the Company shareholders' meeting referred to in section 6.01 hereof and at the time of filing the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Acquiror (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, that none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Company or any Company Subsidiary for use in the Registration Statement or the Prospectus.

        6.06     Appropriate Action; Consents; Filings.

                (a) Subject to the terms and conditions herein provided, the Company, Acquiror and Acquiror Sub shall use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses or orders required to be obtained by Acquiror or the Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger, and (iii) make all necessary notifications and filings and thereafter make any other required submissions with respect to this Agreement and the Merger required under (A) the Securities Act of 1933, the Securities Exchange Act of 1934 and any other applicable federal or state securities laws, (B) the BHC Act, (C) Wisconsin Law and (D) any other applicable law; provided that Acquiror and the Company shall cooperate with each other in connection with the making of all such filings. The Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and Registration Statement) in connection with the transactions contemplated by this Agreement.

                (b) (i) The Company and Acquiror shall give (or cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third-party consents, (A) necessary to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the disclosure schedules to this Agreement, or (c) required to prevent a Company Material Adverse Effect from occurring prior to the Effective Time.

                                  (ii)     In the event that any party shall
fail to obtain any third-party consent described in subsection (b)(i) above, such party shall use reasonable efforts, and shall take any such actions reasonably requested by the Company and Acquiror to minimize any adverse effect upon the Company, its Subsidiaries and its businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Acquiror in writing of any pending or, to the knowledge of the Company, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger, (ii) alleging that the consent of such Governmental Entity or Person may be required in connection with the Merger or this Agreement or (iii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of the

Company, its Subsidiaries, to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

                (d) From the date of this Agreement until the Effective Time, Acquiror shall promptly notify the Company in writing of any pending or, to the knowledge of Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking material damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or its Subsidiaries to own or operate all or any portion of the business or assets of the Company or its Subsidiaries.

                (e) Immediately prior to the Effective Time, and upon satisfaction or waiver of the conditions to Closing of the Merger, the Company agrees to make a charge to its allowance for possible loan losses for the Bank in the amount specified by the Acquiror.

        6.07 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party shall promptly notify the other parties hereto by written update to its disclosure schedules ("Update Schedule") of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be reasonably likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, (ii) the failure of the Company or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be reasonably likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (iii) of any changes to the information contained in its disclosure schedule (including any change to any representations or warranties herein as to which no schedule has been created as of the date hereof but as to which a schedule would have been required hereunder to have been created on or before the date hereof if such change had existed on the date hereof); provided, however, that the delivery of any Update Schedule pursuant to this section 6.07 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available to the party receiving such notice.

        6.08 Public Announcements. The parties to this Agreement shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement without the prior written agreement of the other party, except as may be required by law or the requirements of the NASDAQ National Market System.

        6.09 Obligations of Acquiror Sub. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        6.10 Measures to Enhance Liquidity of Acquiror Stock. During the one year period following the Effective Time and to the extent permitted by applicable laws and consistent with sound business practice and applicable fiduciary duties, Acquiror shall take reasonable actions, including without limitation, the repurchase of stock pursuant to section 225.4(b) of the Federal Reserve Board's Regulation Y to enhance the liquidity of its stock. The price for such repurchased shares shall be determined pursuant to the formula contained in section 2.01(d) of this Agreement; provided, however, that the last three sentences of section 2.01(d) regarding the book value of Acquiror shall be disregarded.

        6.11 Indemnification. From and after the Effective Time, Acquiror shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees, agents and representatives of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities to the extent provided for under Chapter 180 of the Wisconsin Law. This section 6.11 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of the Company, its Subsidiaries and the Surviving Corporation.

                                  ARTICLE VII

                               CLOSING CONDITIONS

        7.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                (a) Shareholder Approval. This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company.

                (b) No Action or Proceeding. There shall not have been instituted and there shall not be pending any action or proceeding by a Governmental Entity, and no such action or proceeding shall have been approved by a Governmental Entity with authority to institute such an action or proceeding, before any court of competent jurisdiction or governmental agency or regulatory or administrative body, and no order or decree shall have been entered in any action or proceeding before such court, agency or body of competent jurisdiction: (i) imposing or seeking to impose limitations on the ability of Acquiror to acquire or hold or to exercise full rights of ownership of any securities of the Company or any of its Subsidiaries; (ii) imposing or seeking to impose limitations on the ability of Acquiror to combine and operate the business and assets of the Company with any of Acquiror's Subsidiaries or other operations; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Merger on Acquiror, Acquiror Sub, the Company or any of their officers or directors; (iv) requiring or seeking to require divestiture by Acquiror of all or any material portion of the business, assets or property of the Company and its Subsidiaries; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Merger, in each case, with respect to clauses (i) through (iv) above, which would or is reasonably likely to result in a Company Material Adverse Effect at or prior to or after the Effective Time or, with respect to clauses (i) through
(v) above, which would or is reasonably likely to subject any of their respective officers or directors to any penalty or criminal liability. Notwithstanding the foregoing, prior to invoking the condition set forth in this section 7.01(b), the party seeking to invoke it shall have used its reasonable efforts to have any such pending or approved action or proceeding withdrawn or dismissed or such order or decree vacated.

                (c) BHC Act and Wisconsin Law. The applicable approvals and any applicable waiting periods under the BHC Act and the Wisconsin Law and Wisconsin Banking Laws shall have been received, waived or terminated and all notices required by such acts given.

                (d) Other Approvals or Notices. All other consents, waivers, approvals and authorizations required to be obtained from, and all filings or notices required to be made with, any Government Entity by Acquiror or the Company or any Subsidiary prior to consummation of the transactions contemplated in this Agreement (other than the filing and recordation of Merger documents in accordance with the Wisconsin Law) shall have been obtained from and made with all required Governmental Entities, except for such consents, waivers, approvals or authorizations which the failure to obtain, or such filings or notices which the failure to make, would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect before or after the Effective Time or be reasonably likely to subject the Company, Acquiror, Acquiror Sub or any of their respective Subsidiaries or any of their respective officers, directors, employees, agents or representatives to substantial penalty or criminal liability.

                (e) Federal Tax Opinion. An opinion of Davis & Kuelthau, S.C. shall have been obtained with respect to the Merger, based on customary reliance and subject to customary qualification to the effect that for federal income tax purposes:

                                  (i)      the Merger will qualify as a
reorganization under Section 368 of the Code;

                                  (ii)     no gain or loss will be recognized
by any shareholder of the Company (except in connection with the receipt of cash) upon the exchange of Company Common Stock solely for Acquiror Common Stock in the Merger;

                                  (iii)    the basis of the Acquiror Common
Stock received by Company shareholders in the transaction will be the same as the basis of their Company Common Stock surrendered in exchange therefor;

                                  (iv)     the holding period of the Acquiror
Common Stock received by Company shareholders in the exchange will include the holding period for their Company Common Stock exchanged therefor, provided that their Company Common Stock was held as a capital asset on the date of the exchange;

                                  (v)      where Company shareholders receive
cash or Notes for their Company Common Stock or receive cash by exercising dissenters' rights, the cash will be treated as having been received by such shareholders as a distribution in redemption of their Company Common Stock, subject to the provisions and limitations of Section 302, of the Code;

                                  (vi)     cash received by Company
shareholders in lieu of fractional shares of Acquiror will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Acquiror; and

                                  (vii)    the transaction will not result in
recognition of gain or loss by Company.

        Such opinion shall be delivered on such date as may be required by the SEC in connection with the registration of the Acquiror Common

Stock to be used in connection with the Merger. Notwithstanding anything else in the Agreement to the contrary, the condition contained in this section 7.01(e) must be satisfied or waived by the Company on or prior to the earlier of (a) the 15th business day following the date of this Agreement or (b) the date upon which the Acquiror files the Registration Statement.

If the condition contained in this section 7.01(e) is not satisfied or waived by such date, the Company shall continue to use reasonable efforts to have such condition satisfied, and Acquiror shall be entitled to terminate this Agreement at any time after such date and until such condition is satisfied or waived by the Company.

        7.02 Additional Conditions to Obligations of Acquiror and Acquiror Sub. The obligations of Acquiror and Acquiror Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part:

                (a) Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and the information contained therein, as updated by any Update Schedule, taken as a whole, shall not have materially adversely changed; each of the representations and warranties contained in this Agreement shall be true and correct in all material respects as of the Effective Time. Acquiror shall have received a certificate of the Chairman of the Board of Directors of the Company to that effect.

                (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent failure to perform is caused by or is consented to by Acquiror or Acquiror Sub. Any breach by the Company of its obligations under sections 5.01, 5.02, 5.04, 6.01 and 6.07 shall be deemed to be material noncompliance for purposes of this section 7.02(b). Acquiror shall have received a certificate of the Chairman of the Board and Secretary of the Company to that effect.

                (c) Consents Under Agreements. The Company shall have obtained the third-party consents described in subsection 6.06(b)(i), except those for which the failure to obtain such consents and approvals would not have a Company Material Adverse Effect prior to or after the Effective Time or an Acquiror Material Adverse Effect before or after the Effective Time, other than as contemplated by subsection 6.06(b)(i).

        (d)  Opinion  of  Counsel.   The  Acquiror and  the  Acquiror Sub
shall have received an opinion of Messrs. Davis & Kuelthau, s.c. counsel to the Company, addressed to Acquiror and Acquiror Sub, dated as of the Effective Time, and satisfactory in form and substance to Acquiror, Acquiror Sub and its counsel, to the following effect:

          (i) The Company and each Subsidiary is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Secretary of State of Wisconsin, (a) has filed with the Secretary of State during its most recently completed report year the required annual report; (b) is not the subject of a proceeding under Wisconsin Statutes section 180.1421, to cause its administrative dissolution; (c) no determination has been made by the Secretary of State that grounds exist for such action with respect to the Company or any Subsidiary; (d) no filing has been made with the Secretary of State of a decree of dissolution with respect to the Company or any Subsidiary; and (e) Articles of Dissolution of the Company or any Subsidiary have not been filed with the Secretary of State. Immediately prior to the Effective Time, the Company was the sole registered holder of record of the number of shares of stock or equity interests in its Subsidiaries as is set forth in the Agreement and the Company Disclosure Schedule with respect to section 3.03(d). The Company and its Subsidiaries have the corporate power to carry on their respective businesses as currently being conducted.

          (ii) The Agreement and Plan of Merger (the "Agreement") is a legal, valid and binding obligation of the Company (a) except as the Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (b) subject to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a
proceeding in  equity  or at  law.   Counsel  expresses no opinion with
respect to section 8.03(e)  of the Agreement.   The execution, delivery and
performance by the Company of the Agreement have been duly authorized by all necessary corporation action, including the requisite approval of the
shareholders of the  Company.   Under the  Wisconsin Business  Corporation Law
and the Company's Articles of Incorporation and By-Laws, the Company's shareholders and Board of Directors properly approved the Merger in accordance with the terms of the Agreement. Upon filing the Articles of Merger as contemplated by the Agreement, the Merger shall be effective under Wisconsin law.

          (iii) The execution and delivery of the Agreement and the performance by the Company of its terms do not [a] contravene or conflict with any provision of the Articles of Incorporation or By-Laws of the Company; or [b] violate any order, judgment or decree of any Wisconsin or federal court or governmental instrumentality to which the Company is subject and of which such counsel has knowledge.

          (iv)  The   authorized   capital  stock   of   the   Company
consists   of 200,000 shares of capital stock which  are comprised of 0 shares of preferred stock, 200,000 authorized shares of Company Common Stock, par value $1.00 per share, of which 830 shares are issued and outstanding, fully paid and nonassessable except as set forth in Wisconsin Statutes section
180.0622(2)(b),  as  interpreted.   To the knowledge of  such  counsel, the
Company does not have outstanding any stock or securities convertible into or exchangeable for any shares of capital stock or any preemptive rights or other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, rights or claims of any other character relating to the issuance of, any capital stock or any stock or securities convertible into or exchangeable for any capital stock other than as set forth in [a] the Articles of Incorporation and [b] the Agreement or the Disclosure Schedules. To the knowledge of such counsel, except as set forth in the Articles of Incorporation and as set forth in the Agreement or the Disclosure Schedules, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of the Company.

          (v) There are no preemptive rights of stockholders under the Articles of Incorporation of the Company or as a matter of law under the Business Corporation Law of Wisconsin with respect to the Agreement or the Merger.

          (vi)  To  the  knowledge  of   such  counsel,  there  is  no  action,
suit, investigation or proceeding pending or threatened against the Company or any properties or rights of the Company by or before any court, arbitrator or administrative or governmental body which questions the validity of the Agreement or any action which has been or is to be taken by the Company thereunder.

        (e) There shall not have been a material adverse change in the anticipated losses, net of anticipated recoveries, on loans outstanding from the Bank as compared to the allowance for possible loan losses shown on the most recent financial statement of the Bank delivered to Acquiror, as required by generally accepted accounting principles and applicable laws and regulations.

     7.03 Additional  Conditions to  Obligations of the  Company.   The
obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part;

        (a)  Representations  and  Warranties.    Each  of  the
representations  and warranties of  Acquiror  contained in  this  Agreement:
(A) with respect to those representations and warranties that are qualified by reference to "materiality" or "Acquiror Material Adverse Effect," shall have been true and correct when made and shall be true and correct in all respects as of the Effective Time, as though made on and as of the Effective Time and (B) with respect to all other representations and warranties shall have been true and correct when made and, shall be true and correct in all material respects as of the Effective Time, as though made on and as of the
Effective Time.   The Company shall have  received a certificate of the  Chief
Executive Officer and Chief Financial Officer of Acquiror to that effect.

        (b)  Agreements  and  Covenants.    Acquiror  and  Acquiror  Sub  shall
have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by
each of them on  or prior  to the Effective Time.   The Company shall have
received a certificate of the Chief Executive Officer and Chief Financial Officer of Acquiror to that effect.

        (c) Registration and NASDAQ Listing. The shares of Acquiror Common Stock to be delivered to the stockholders of the Company pursuant to this Agreement shall have been registered under the Act and authorized for listing on the NASDAQ National Market System upon official notice of issuance.

        (d)  Opinion of  Counsel.   The Company  shall have  received an
opinion of Messrs. Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., counsel to Acquiror and Acquiror Sub, addressed to the Company, dated as of the Effective Time, and satisfactory in form and substance to the Company and its counsel, to the following effect:

          (i) Acquiror is a corporation existing in good standing under the laws of the State of Wisconsin, based solely on a certificate of
the Wisconsin  Secretary of State.   Acquiror Sub  is a corporation  existing
in good standing under the laws of the state of Wisconsin, based solely on a certificate of the Wisconsin Secretary of State. Acquiror owns, directly or indirectly, all of the capital stock of Acquiror Sub and all other subsidiaries set forth in Acquiror's reports and schedules.

          (ii) The execution, delivery and performance of the Agreement and Plan of Merger (the "Agreement") has been duly authorized by all requisite
corporate action on  the part of  Acquiror and  Acquiror Sub.   The Agreement
constitutes the legally valid  and   binding  obligations  of  Acquiror  and
Acquiror  Sub,  enforceable  in accordance with  its  terms,  subject  to  the
following  qualifications:    [a] the enforceability against  Acquiror or
Acquiror Sub of the Agreement in accordance with its terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; [b] the enforceability of the Agreement is subject to the effect of general principles of equity and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and [c] no opinion is expressed as to any provision of the Agreement providing for the indemnification of persons for liability under federal or other securities laws.

          (iii)The authorized Stock of Acquiror consists of 10,000,000 shares of common stock, $.10 par value, and 100,000 shares of preferred stock, $1.00 par value, of which 1,986,035 shares of Acquiror Common Stock
are outstanding.   Such shares are fully  paid and nonassessable, except  as
set forth in  Wisconsin Statutes section 180.0622(2)(b), as  interpreted.    To
the knowledge of such counsel, the Acquiror does not have outstanding any Stock or securities convertible into or exchangeable for any shares of capital stock or any preemptive rights or other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, rights or claims of any other character relating to the issuance of, any capital stock or stock or securities convertible into or exchangeable for any capital stock other than as set forth in (a) the Articles of Incorporation of Acquiror, (b) the Agreement or the Disclosure Schedules of Acquiror or (c) the Registration Statement.

          (iv) There are no preemptive rights of stockholders under the Articles of Incorporation of the Acquiror or as a matter of law under the Business Corporation Law of Wisconsin with respect to the Agreement or the Merger.

          (v)  To  the  knowledge  of   such  counsel,  there  is  no  action,
suit, investigation or proceeding pending or threatened against the Acquiror or any properties or rights of Acquiror by or before any court, arbitrator or administrator or governmental body which questions the validity of the Agreement or any action which has been or is to be taken by Acquiror thereunder.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of the Company:

        (a)  by mutual written consent of Acquiror and the Company;

        (b) by either Acquiror or the Company in the event the conditions to such party's (the "Nonfailing Party") obligations under Article VII shall not have been met or waived by the Nonfailing Party on or prior to December 31, 1995 (provided, however, that this date may be extended by any party by written notice to the other parties for not more than 60 days thereafter if the Merger shall not have been consummated as a direct result of such party's (the "Failing Party") having failed (i) to satisfy the conditions in subsection 7.01(c) or (d), (ii) to resolve any action or proceeding as required by subsection 7.01(b) or (iii) to cure any failure by the Failing Party to perform in all material respects any other covenant or agreement required by this Agreement to be performed or complied with by the Failing Party prior to the Effective Time which is capable of being cured), but only if the party terminating has not caused the condition giving rise to termination to be not satisfied through its own action or inaction;

        (c) by either Acquiror or the Company if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable;

        (d) by Acquiror, if (A) the Board of Directors of the Company withdraws, modifies or changes in a manner materially adverse to Acquiror its recommendation of this Agreement or Merger or shall have resolved to do any of the foregoing, or (B) the Board of Directors of the Company shall have recommended to the shareholders of the Company any proposed acquisition of the Company by any Person or any "group" (as such term is defined under section 13(d) of the Exchange Act) other than Acquiror and its Affiliates by (i) merger, consolidation, share exchange, business combination or other similar transaction, (ii) purchase of all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, or (iii) the acquisition of more than 50% of the Company's outstanding equity securities (a "Competing Transaction") or resolved to do so, or (C) a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Company is commenced, the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders;

        (e) by either Acquiror or Company, if any Update Schedule contains disclosures of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty by the Company or Acquiror in this Agreement, unless concurrently with the delivery of the Update Schedule, the Company or Acquiror, represents and warrants that the disclosed fact or condition can and will be corrected at the Company's shareholders or Acquiror's expense, as the case may be, prior to the Effective Time; provided that the effect of the fact or condition so disclosed upon the representation or warranty so affected constitutes a Company Material Adverse Effect.

     8.02 Effect of Termination. Subject to the remedies of the parties set forth in section 8.03(c), in the event of the termination of this Agreement pursuant to section 8.01, this Agreement shall forthwith become void, and, subject to sections 8.03(c) and (d), there shall be no liability under this Agreement on the part of Acquiror, Acquiror Sub or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease. The Acquiror's Confidentiality Agreement shall survive any termination of this Agreement.

     8.03 Expenses.

        (a) Except as provided in section 8.03(c), all Expenses incurred by the parties shall be borne solely and entirely by the party which has incurred the same. The Company shall pay for all Expenses related to printing, filing and mailing the Proxy Statement and all regulatory filing fees incurred in connection with the Proxy Statement. Acquiror shall pay for all expenses in connection with the registration under federal and state securities laws of the shares of Acquiror Common Stock to be delivered pursuant to this Agreement.

        (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation printing and mailing of the Proxy Statement, and any registration statement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement.

        (c) The Company and Acquiror each agree that with respect to any termination of this Agreement pursuant to section 8.01(b) as a direct result of a material intentional breach by a party of any of its covenants or agreements contained in this Agreement, all remedies available to the other party either in law or equity shall be preserved and survive the termination of this Agreement.

        (d) If all conditions to the obligations of a party at Closing contained in Article VII of this Agreement have been satisfied (or waived by the party entitled to waive such conditions), and the other party does not proceed with the Closing, all remedies available to the other parties, either at law or in equity, on account of such failure to close, including, without limitation, the right to seek specific performance of this Agreement as well as the right to pursue a claim for damages on account of a breach of this Agreement, shall be preserved and shall survive any termination of this Agreement.

        (e) The Company agrees that if this Agreement is terminated pursuant to section 8.01(d), Company shall pay to Acquiror the sum of $75,000. Such payment shall be made as promptly as practicable but in no event later than the third business day following termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Acquiror. The Company and Acquiror each agree that the payment provided for in section 8.03(e) shall be the sole and exclusive remedy of Acquiror upon any termination of this Agreement as described in section 8.03(e) and such remedies shall be limited to the sum stipulated in section 8.03(e) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.01 Non-Survival of Representations and Warranties. The respective representations and warranties of the parties in this Agreement shall expire with, and be terminated and extinguished upon, consummation of the

Merger or termination of this Agreement, and thereafter neither the Company, Acquiror nor any of their respective officers, directors or employees shall have any liability whatsoever with respect to any such representation or warranty. This section 9.01 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after consummation of the Merger.

     9.02 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or when sent by electronic transmission to the telecopier number specified below with receipt acknowledged:

        (a)  If to Acquiror or Acquiror Sub:

State Financial Services Corporation
10708 West Janesville Road
P.O. Box 467
Hales Corners, WI 53130-0467
Telecopier No:  414-425-8939
Attention:  Michael J. Falbo, President

With a copy to:

Reinhart, Boerner, Van Deuren,
 Norris & Rieselbach, s.c.
1000 North Water Street
P.O. Box 92900
Milwaukee, WI 53202-0900
Telecopier No:  414-298-8097
Attention:  Ulice Payne, Jr., Esq.
               James M. Bedore, Esq.

        (b)  If to the Company:

Waterford Bancshares, Inc.
217 North Milwaukee Street
Waterford, WI 53185
Telecopier No:  414-534-6667
Attention:  Frances Koukol, Secretary

With a copy to:

Davis & Kuelthau, S.C.
111 East Kilbourn Avenue Street
Milwaukee, WI 53202
Telecopier No:  414-276-9369
Attention:  Erich Mildenberg

     9.03 Amendment. This Agreement may be amended by the parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of this Agreement by the shareholders of the Company, no amendment may be made without further approval of such shareholders, which amendment would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     9.04 Waiver. At any time prior to the Effective Time, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by any other party with any of the agreements or conditions contained in this Agreement. Notwithstanding the foregoing, no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by a party or parties to be bound thereby.

     9.05 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.06 Severability. If any term or other provision of this Agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     9.07 Entire Agreement. This Agreement (together with the Acquiror's Confidentiality Agreement the Exhibits, the disclosure schedules to this Agreement and the other documents delivered pursuant hereto), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     9.08 Assignment. This Agreement shall not be assigned, whether by operation of law or otherwise.

     9.09 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of and be enforceable by each party and its respective successors, and nothing in this Agreement, express or implied, other than pursuant to section 2.04 and section 6.09 or the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     9.11 Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      9.12 Branching. Acquiror will not merge the Bank into a banking subsidiary corporation and operate the Bank as a branch at any time prior to the third anniversary of the Closing.

                                 STATE FINANCIAL SERVICES
                                 CORPORATION

                                 BY    /s/ Michael J. Falbo
                                    ----------------------------------
                                    Michael J. Falbo, President &
                                    Chief Executive Officer

                                 WBAC, INC.

                                 BY    /s/ Michael J. Falbo
                                    ----------------------------------
                                    Michael J. Falbo, President &
                                    Chief Executive Officer

                                 WATERFORD BANCSHARES, INC.

                                 BY    /s/ Oliver DeHart
                                    ----------------------------------
                                    Oliver DeHart, Chairman of the Board